Exhibit 99.1

Intrexon Announces Third Quarter Financial Results

Germantown, MD, November 7, 2013 – Intrexon Corporation (NYSE: XON), a leader in synthetic biology, today announced financial results for the third quarter of 2013.

Third Quarter Highlights

Highlights for the third quarter of 2013 include:

•	Net income attributable to Intrexon was $15.4 million, or $0.15 cents per common share, for the quarter ended September 30, 2013 compared to a net loss attributable to Intrexon of $20.5 million for the quarter ended September 30, 2012;

•	Completion of Intrexon’s initial public offering which, after taking into effect the exercise of the underwriters’ over-allotment option, resulted in aggregate proceeds to the company of approximately $168.3 million, net of underwriting discounts and commissions and offering expenses;

•	Formation of a joint venture with an indirect subsidiary of Sun Pharmaceutical Industries Ltd., an international specialty pharmaceutical company focused on chronic diseases, to develop controllable gene-based therapies for the treatment of ocular diseases that cause total or partial blindness. Initial targets of the joint venture include dry age-related macular degeneration (AMD), wet AMD and diabetic retinopathy and future pipeline targets may include glaucoma and retinitis pigmentosa, macular edema, non-infectious uveitis. The joint venture entered into an exclusive channel collaboration with Intrexon which provides the joint venture access to Intrexon’s suite of proprietary synthetic biology technologies to be used in the development of the target therapeutics;

•	Execution of a joint research and development agreement with Rentokil Initial Plc for the development of specific pest control products and potential other commercial products; and

•	Execution of a new exclusive channel collaboration with Oragenics, Inc. to develop and commercialize genetically modified probiotics for the treatment of diseases of the oral cavity, throat, sinus and esophagus that will be designed to work orally rather than through the digestive system with a goal of increasing the probability of effective treatment outcomes.

In 2011, we entered into our first collaboration and have steadily increased the number over the past three years, entering into new agreements and expanding existing ECCs. To date, we have entered into 17 such agreements and expansions with 14 different counterparties, of which 16 remain active. We have 14 active ECCs, including one expansion, and two research collaborations that we anticipate could, if successful, become ECCs. Under the ECCs, we are developing products in the fields of healthcare and food. In healthcare, our ECCs include programs in oncology, anti-infectives, antibiotics and tissue repair. In food, we are working to increase the productivity and nutritional value of salmon and other fish. We are also working to establish ECCs in the areas of energy and environmental sciences.

Third Quarter 2013 Financial Results Compared to Prior Year Period

Total revenues were $6.1 million for the three months ended September 30, 2013 compared to $2.9 million for the three months ended September 30, 2012, an increase of $3.2 million, or 109.7%. The $3.1 million increase in collaboration revenue resulted primarily from the recognition of deferred revenue for upfront payments received from five collaborations signed by Intrexon between October 1, 2012 and September 30, 2013, as well as one milestone payment received in October 2012. Revenues also increased as a result of research and development services the Company performed under these new agreements. Research and development services revenue covered 28% and 12% of total operating expenses for the three months ended September 30, 2013 and 2012, respectively.

Research and development expenses were $10.8 million for the three months ended September 30, 2013 compared to $14.4 million for the three months ended September 30, 2012, a decrease of $3.6 million or 25%. The decrease is primarily the result of decreases in personnel expenses of $2.3 million and lab supplies of $0.6 million because of the elimination of certain positions due to improvements in production processes and the centralization of certain research and development functions to eliminate redundancies.

General and administrative expenses increased $2.4 million, or 47%, to $7.4 million for the three months ended September 30, 2013 compared to $5.0 million for the three months ended September 30, 2012 primarily due to increases in personnel expenses for new employees as Intrexon prepared to become a public company and also includes the cost of employees for AquaBounty Technologies, Inc. (“AquaBounty”) since Intrexon began consolidating AquaBounty on March 15, 2013. Legal and professional expenses increased $0.6 million for the three months ended September 30, 2013 compared to the three months ended September 30, 2012 due to the costs associated with Intrexon’s initial public offering.

Total other income, net, is primarily composed of unrealized appreciation (depreciation) in fair value of equity securities which Intrexon holds in certain of its collaborators and which was $27.3 million for the three months ended September 30, 2013 compared to $(3.9) million for the three months ended September 30, 2012, an increase of $31.2 million.

About Intrexon Corporation

Intrexon Corporation (NYSE: XON) is a leader in synthetic biology focused on collaborating with companies in Health, Food, Energy and the Environment to create biologically-based products that improve the quality of life and the health of the planet. Through the company’s proprietary UltraVector® platform, Intrexon provides its partners with industrial-scale design and development of complex biological systems. The UltraVector® platform delivers unprecedented control over the quality, function, and performance of living cells. We call our synthetic biology approach and integrated technologies Better DNA®, and we invite you to discover more at www.dna.com.

Non-GAAP Financial Measures

This press release presents Adjusted EBITDA and Pro Forma Adjusted EBITDA earnings per share, which are non-GAAP financial measures within the meaning of applicable rules and regulations of the Securities and Exchange Commission (“SEC”). For a reconciliation of Adjusted EBITDA to net loss attributable to Intrexon in accordance with generally accepted accounting principles and for a discussion of the reasons why the company believes that these non-GAAP financial measures provide information that is useful to investors see the tables below under “Reconciliation of GAAP to Non-GAAP Measures.” Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance.

Trademarks

Intrexon, UltraVector, RheoSwitch Therapeutic System, mAbLogix, LEAP and Better DNA are trademarks of Intrexon and/or its affiliates. Other names may be trademarks of their respective owners.

Safe Harbor Statement

Some of the statements made in this press release are forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our current expectations and projections about future events and generally relate to our plans, objectives and expectations for the development of our business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release. These risks and uncertainties include, but are not limited to, (i) our current and future ECCs; (ii) developments concerning our collaborators; (iii) our ability to successfully enter new markets or develop additional products, whether with our collaborators or independently; (iv) competition from existing technologies and products or new technologies and products that may emerge; (v) actual or anticipated variations in our operating results; (vi) actual or anticipated fluctuations in our competitors’ or our collaborators’ operating results or changes in their respective growth rates; (vii) our cash position; (viii) market conditions in our industry; (ix) our ability, and the ability of our collaborators, to protect our intellectual property and other proprietary rights and technologies; (x) our ability, and the ability of our collaborators, to adapt to changes in laws or regulations and policies; (xi) the ability of our collaborators to secure any necessary regulatory approvals to commercialize any products developed under the ECCs; (xii) the rate and degree of market acceptance of any products developed by a collaborator under an ECC; (xiii) our ability to retain and recruit key personnel; (xiv) our expectations related to the use of proceeds from our initial public offering; (xv) our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and (xvi) our expectations relating to AquaBounty. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and we undertake no duty to update this information unless required by law.

###

For more information regarding Intrexon Corporation, contact:

Corporate Contact:	Investor Contact:
Peter McLaughlin	The Ruth Group
Vice President, Corporate Communications	Nick Laudico
Intrexon Corporation	Tel: 646-536-7030
Tel: +1 (323) 842-7779	nlaudico@theruthgroup.com
pmclaughlin@intrexon.com

Intrexon Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except share and per share data)	September 30, 2013	December 31, 2012

Assets
Current assets
Cash and cash equivalents	$61,222	$10,403
Short-term investments	136,672	260
Receivables
Trade	195	141
Related parties	4,538	531
Other	616	35
Prepaid expenses and other	2,992	2,163

Total current assets	206,235	13,533
Long-term investments	81,109	—
Equity securities	107,567	83,116
Property, plant and equipment, net	17,020	18,687
Intangible assets, net	42,263	29,506
Goodwill	13,846	—
Investment in affiliate	5,000	5,726
Other assets	1,158	1,078

Total assets	$474,198	$151,646

Liabilities, Redeemable Convertible Preferred Stock and Total Equity (Deficit)
Current liabilities
Accounts payable	$949	$632
Accrued compensation and benefits	3,693	3,766
Other accrued liabilities	2,299	2,208
Deferred revenue	7,398	9,963
Capital lease obligations, current	33	49
Current portion of long term debt	211	—
Related party payables	5,134	99

Total current liabilities	19,717	16,717
Capital lease obligations, net of current portion	16	42
Long term debt, net of current portion	2,305	—
Deferred revenue	59,994	48,673
Other long term liabilities	958	1,108

Total liabilities	82,990	66,540

Commitments and contingencies
Redeemable convertible preferred stock	—	406,659

Total equity (deficit)
Common stock	—	—
Additional paid-in capital	741,315	—
Accumulated deficit	(364,210)	(321,553)
Accumulated other comprehensive income	28	—

Total Intrexon shareholders’ equity (deficit)	377,133	(321,553)
Noncontrolling interest	14,075	—

Total equity (deficit)	391,208	(321,553)

Total liabilities, redeemable convertible preferred stock and total equity (deficit)	$474,198	$151,646

Intrexon Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(Amounts in thousands, except share and per share data)	2013	2012	2013	2012

Revenues
Collaboration revenues	$6,028	$2,904	$16,566	$7,163
Other revenues	105	21	324	106

Total revenues	6,133	2,925	16,890	7,269

Operating Expenses
Research and development	10,763	14,364	35,867	50,984
General and administrative	7,407	5,046	21,320	19,139

Total operating expenses	18,170	19,410	57,187	70,123

Operating loss	(12,037)	(16,485)	(40,297)	(62,854)

Other Income (Expense)
Unrealized appreciation (depreciation) in fair value of equity securities	27,339	(3,940)	5,704	12,031
Gain on previously held equity investment	—	—	7,415	—
Interest expense	(6)	(17)	(31)	(42)
Investment income	38	1	58	3
Other expense	(343)	(49)	(349)	(75)

Total other income (expense)	27,028	(4,005)	12,797	11,917
Equity in net loss of affiliate	—	—	(390)	—

Net income (loss)	$14,991	$(20,490)	$(27,890)	$(50,937)

Net loss attributable to the noncontrolling interest	449	—	1,114	—

Net income (loss) attributable to Intrexon	$15,440	$(20,490)	$(27,890)	$(50,937)

Accretion of dividends on redeemable convertible preferred stock, not declared	(4,044)	(5,469)	(18,391)	(16,291)
Undistributed earnings allocated to preferred shareholders	(3,106)	—	—	—

Net income (loss) attributable to common shareholders	$8,290	$(25,959)	$(45,167)	$(67,228)

Net income (loss) attributable to common shareholders per share, basic	0.15	(4.66)	(2.05)	(12.21)
Net income (loss) attributable to common shareholders per share, diluted	$0.15	$(4.66)	$(2.05)	$(12.21)

Weighted average shares outstanding, basic	54,305,354	5,576,526	22,056,396	5,506,043

Weighted average shares outstanding, diluted	56,150,996	5,576,526	22,056,396	5,506,043

Intrexon Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

Adjusted EBITDA. To supplement our financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we present Adjusted EBITDA. A reconciliation of Adjusted EBITDA to our net income or loss attributable to Intrexon under GAAP appears below. Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income or loss attributable to Intrexon adjusted for income tax expense or benefit, interest expense, depreciation and amortization, stock-based compensation, contribution of services by shareholder, unrealized appreciation or depreciation in the fair value of equity securities, gain on previously held equity investment, equity in net loss of affiliate and the change in deferred revenue related to upfront and milestone payments. Adjusted EBITDA is a key metric for our management and Board of Directors for evaluating our financial and operating performance, generating future operating plans and making strategic decisions about the allocation of capital. Management and the Board of Directors believe that adjusted EBITDA is useful to understand the long-term performance of our core business and facilitates comparisons of our operating results over multiple reporting periods. We are providing this information to investors and others to assist them in understanding and evaluating our operating results in the same manner as our management and board of directors. While we believe that this non-GAAP financial measure is useful in evaluating our business, and may be of use to investors, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as non-GAAP financial measures presented by other companies. Adjusted EBITDA is not a measure of financial performance under GAAP, and is not intended to represent cash flows from operations under GAAP and should not be used as an alternative to net income or loss as an indicator of operating performance or to represent cash flows from operating, investing or financing activities as a measure of liquidity. We compensate for the limitations of Adjusted EBITDA by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. Adjusted EBITDA has its limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

In addition to the reasons stated above, which are generally applicable to each of the items we exclude from our non-GAAP financial measure, we believe it is appropriate to exclude certain items for the following reasons:

•	Interest expense may be subject to changes in interest rates which are beyond our control;

•	Depreciation of our property and equipment and amortization of acquired identifiable intangibles can be affected by the timing and magnitude of business combinations and capital asset purchases;

•	Stock-based compensation expense is a noncash expense and may vary significantly based on the timing, size and nature of awards granted and also because the value is determined using formulas which incorporate variables, such as market volatility;

•	Contribution of services by shareholder is a noncash expense which we exclude in evaluating our financial and operating performance;

•	Unrealized appreciation or depreciation in the fair value of securities which we hold in our collaborators may be significantly impacted by market volatility and other factors which are outside of our control in the short term and we intend to hold these securities over the long term;

•	Equity in net loss of affiliate and the gain on such equity investment occurred as a result of our initial investment in AquaBounty in the fourth quarter of 2012 and the subsequent additional investment in the first quarter of 2013 which resulted in a controlling interest by us and the consolidation of the investment. We believe excluding the impact of such losses or gains on these types of strategic investments from our operating results is important to facilitate comparisons between periods; and

•

GAAP requires us to account for our collaborations as multiple-element arrangements. As a result, we defer certain collaboration revenues because certain of our performance obligations cannot be separated and must be accounted for as one unit of accounting. The collaboration revenues that we so defer arise from upfront and milestone payments received from our collaborators, which we recognize over the future performance period even though our right to such consideration is neither contingent on the results of our future performance nor refundable in the event of nonperformance. In order to evaluate our operating performance, our management adjusts for the impact of the change in deferred revenue for these upfront and milestone payments in order to include them as a part of adjusted EBITDA when the transaction is initially recorded. The adjustment for the change in deferred revenue removes the noncash revenue recognized during the period and includes the cash and stock received from collaborators for upfront and milestone payments during the period. We believe that adjusting for the impact of the change in deferred revenue in this manner is important since it permits us to make quarterly and annual comparisons of our ability to consummate new collaborations or to achieve significant milestones with existing collaborators. Further, we believe it is useful when evaluating our financial and operating performance, generating future operating plans and making strategic decisions about the allocation of capital.

Pro forma adjusted EBITDA per share. Our calculations for pro forma adjusted EBITDA per share, basic and diluted, assumes, as of the end of the respective period, the conversion of all outstanding shares of our redeemable convertible preferred stock plus all cumulative dividends payable thereon into shares of common stock as if such conversion had occurred as of the later of (i) the beginning of the period or (ii) the issuance date of those shares. Because all of our shares of redeemable convertible preferred stock and all accrued and cumulative dividends thereon automatically converted into common shares upon the closing of our initial public offering on August 13, 2013, we believe that the inclusion of such shares on an as-converted basis results in a useful metric for our investors, analysts and others when evaluating our results on a comparable basis with other periods. While our management and board of directors believe that this non-GAAP per share metric is useful in evaluating our past adjusted EBITDA results, and may be of use to investors, analysts and others, this information should be considered supplemental in nature and is not meant as a substitute for the per share information prepared in accordance with GAAP. In addition, this non-GAAP per share metric may not be the same as non-GAAP per share metrics presented by other companies. Pro forma adjusted EBITDA per share is not a measure of financial performance under GAAP, and is not intended to represent cash flows per share from operations under GAAP and should not be used as an alternative to net income or loss per share as an indicator of operating performance or to represent cash flows from operating, investing or financing activities as a measure of liquidity. We compensate for the limitations of pro forma adjusted EBITDA per share by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. Pro forma adjusted EBITDA per share has its limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table presents a reconciliation of net income (loss) attributable to Intrexon to EBITDA and also to adjusted EBITDA for each of the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
	(In thousands)
Net income (loss) attributable to Intrexon	$15,440	$(20,490)	$(26,776)	$(50,937)
Interest expense	6	17	30	42
Depreciation and amortization	1,748	2,064	5,421	5,976

EBITDA	$17,194	$(18,409)	$(21,325)	$(44,919)
Stock-based compensation expense	633	439	1,828	959
Contribution of services by shareholder	388	388	1,163	1,163
Unrealized (appreciation) depreciation in fair value of equity securities	(27,339)	3,940	(5,704)	(12,031)
Gain on previously held equity investment	—	—	(7,415)	—
Equity in net loss of affiliate	—	—	390	—
Impact of change in deferred revenue related to upfront and milestone payments	4,032	(487)	14,487	5,358

Adjusted EBITDA	$(5,092)	$(14,129)	$(16,576)	$(49,470)

The following table presents the calculation of pro forma adjusted EBITDA per share, basic and diluted, for each of the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
	(In thousands)
Pro forma adjusted EBITDA per share:
Numerator:
Adjusted EBITDA (in thousands)	$(5,092)	$(14,129)	$(16,576)	$(49,470)

Denominator (1) (2):

Pro forma weighted average common shares used in computing pro forma adjusted EBITDA per share, basic and diluted	91,558,838	70,170,717	83,738,327	68,969,293
Pro forma adjusted EBITDA per share, basic and diluted	$(0.06)	$(0.20)	$(0.20)	$(0.72)

(1)	Pro forma adjusted EBITDA per share, basic and diluted have been calculated for the three and nine month periods ended September 30, 2013 after giving effect to (i) the conversion of 112,906,464 shares of our preferred stock outstanding on January 1, 2013 into 64,517,977 shares of common stock upon the completion of our initial public offering; (ii) the issuance of 19,047,619 shares of Series F preferred stock issued between January 1, 2013 and April 30, 2013 and the conversion of those shares into 10,884,353 shares of our common stock upon the completion of our initial public offering; and (iii) the conversion upon the completion of our initial public offering of aggregate cumulative dividends on our preferred stock of $68.8 million into 4,302,800 shares of our common stock at the initial public offering price of $16.00 per share.
(2)	Pro forma adjusted EBITDA per share, basic and diluted have been calculated for the three and nine month periods ended September 30, 2012 after giving effect to (i) the conversion of 97,096,941 shares of our preferred stock outstanding on January 1, 2012 into 55,483,966 shares of our common stock upon the completion of our initial public offering; (ii) the issuance of 11,047,618 shares of Series E preferred stock issued between January 1, 2012 and September 30, 2012 and the conversion of those shares into 6,312,924 shares of our common stock upon the completion of our initial public offering; and (iii) the conversion upon completion of our initial public offering of aggregate cumulative dividends on our preferred stock of $44.8 million into 2,797,300 shares of our common stock, assuming the initial public offering closed on September 30, 2012 at the initial public offering price of $16.00 per share.